Exhibit 99.1

AeroVironment Announces Close of Efficient Energy Systems Business Segment Divestiture

MONROVIA, Calif., July 3, 2018 — AeroVironment, Inc. (NASDAQ: AVAV), a leader in unmanned aircraft systems and tactical missile systems, today announced that on June 29, 2018 it completed the previously announced divestiture of its Efficient Energy Systems (EES) business to Webasto Group.  The purchaser paid the Company $32 million in cash at closing, which excludes a holdback amount of $6.5 million, and remains subject to certain post-closing adjustments, and the purchaser assumed certain liabilities.  The holdback amount will be payable to the company upon the receipt of certain approvals and consents from certain EES business customers.  The company expects proceeds from the divestiture to be accretive to U.S. GAAP earnings in the first fiscal quarter of 2019.

“We are reshaping our portfolio to put all our focus on solutions based on robotics, sensors, software analytics and connectivity, to serve promising, large global markets consisting of defense, telecommunications and commercial information solutions,” said AeroVironment President and Chief Executive Officer Wahid Nawabi.  “We are pioneers and leaders in small unmanned aircraft systems and tactical missile systems for defense markets, and high altitude pseudo satellites and commercial information solutions for commercial markets.  We are fully focused on generating value for our stockholders through the effective execution of our strategy across these promising opportunities.”

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ABOUT AEROVIRONMENT, INC.

AeroVironment (NASDAQ: AVAV) provides customers with more actionable intelligence so they can proceed with certainty.  Based in California, AeroVironment is a global

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leader in unmanned aircraft systems and tactical missile systems, and serves defense, government and commercial customers. For more information visit www.avinc.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements.  Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, reliance on sales to the U.S. government; availability of U.S. government funding for defense procurement and R&D programs; changes in the timing and/or amount of government spending; risks related to our international business, including compliance with export control laws; potential need for changes in our long-term strategy in response to future developments; unexpected technical and marketing difficulties inherent in major research and product development efforts; the impact of potential security and cyber threats; changes in the supply and/or demand and/or prices for our products and services; the activities of competitors and increased competition; failure of the markets in which we operate to grow; uncertainty in the customer adoption rate of commercial use unmanned aircraft systems; failure to remain a market innovator and create new market opportunities; changes in significant operating expenses, including components and raw materials; failure to develop new products; the extensive regulatory requirements governing our contracts with the U.S. government and international customers; the consequences to our financial position, business and reputation that could result from failing to comply with such regulatory requirements; product liability, infringement and other claims; changes in the regulatory environment; and general

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economic and business conditions in the United States and elsewhere in the world. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact:

AeroVironment, Inc.

Steven Gitlin

+1 (626) 357-9983

pr@avinc.com

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